Exhibit 10.21

Execution Version

FIRST AMENDMENT TO COMMERCIAL LEASE

This FIRST AMENDMENT TO COMMERCIAL LEASE (this “Amendment”), dated as of December 14, 2012, is made and entered into by and between SDC BLACKHOLE LP (“Landlord”), and ADVANCED RIG SERVICES LLC (“ARS”) and INTEGRATED DRILLING EQUIPMENT CO. (“IDEC” and together ARS, “Tenant”).

RECITALS

A. All terms, covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, and shall govern should a conflict exist with previous terms and conditions.

B. Landlord and Tenant entered into that certain Commercial Lease (the “Lease”) under and pursuant to which Tenant has leased from Landlord the “leased premises” (as described in the Lease) (the “Premises”).

C. Landlord and Tenant desire to amend certain terms, provisions and obligations set forth in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Term. Section 3(A) of the Lease is deleted in its entirety and replaced with the following:

A.	Term: The term of this lease is 79 months, commencing on:

June 1, 2011 (Commencement Date) and ending on December 31, 2017 (Expiration Date).

2. From and after the date of this Amendment, Base Monthly Rent for the period (i) commencing on November 1, 2012 and ending on December 31, 2013 shall equal $45,000.00 (the “2012-2013 Monthly Rent”) (and Landlord acknowledges receipt of such payment in full from Tenant for the period commencing on November 1, 2012 and ending on November 30, 2012), (ii) commencing on January 1, 2014 and ending on December 31, 2014 shall equal the 2012-2013 Monthly Rent multiplied by the CPI Factor (the “2014 Monthly Rent”), (iii) commencing on January 1, 2015 and ending on December 31, 2015 shall equal the 2014 Monthly Rent multiplied by the CPI Factor (the “2015 Monthly Rent”), (iv) commencing on January 1, 2016 and ending on December 31, 2016 shall equal the 2015 Monthly Rent multiplied by the CPI Factor (the “2016 Monthly Rent”), and (v) commencing on January 1, 2017 and ending on December 31, 2017 shall equal the 2016 Monthly Rent multiplied by the CPI Factor. For purposes of this Amendment, the “CPI Factor” shall mean a fraction, the numerator of which shall be the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor (All Urban Consumers) (“CPI”) of the calendar month two months prior to the final month of the previous calendar year, and the denominator of which shall be the CPI of the first month of the previous calendar year; provided the CPI Factor shall never be less than one.

3. Purchase Option.

A.	Landlord hereby grants Tenant an option to purchase Landlord’s interest in the Premises (the “Purchase Option”) on the terms and subject to the conditions set forth in this Section 3 of this Amendment.

B.	The term of the Purchase Option (the “Option Term”) shall be for a period of twelve (12) months commencing on December 14, 2012. During the Option Term, Landlord will not sell or offer to sell the Premises to any other party without first obtaining Tenant’s prior written consent and waiver of its Purchase Option. Upon any such sale to which Tenant has consented, Tenant’s Purchase Option shall remain in effect until the end of the Option Term.

C.	To exercise the Purchase Option, Tenant shall deliver written notice of exercise to Landlord (the “Notice of Purchase Option Exercise”) during the Option Term. The Notice of Purchase Option Exercise shall state the date such purchase (the “Purchase”) is to take place, which shall be no later than 60 days after the date of such notice. Upon exercise of the Purchase Option, Tenant shall be obligated to buy the Premises from Landlord, and Landlord shall be obligated to sell the Premises to Tenant, for a cash purchase price equal to Fair Market Value (as determined in paragraph D), provided that (i) Tenant shall pay all Purchase Option Closing Costs of both Landlord and Tenant and (ii) Tenant may, for any or no reason, determine that it no longer desires to purchase the Premises, in which case Tenant will deliver written notice to Landlord of such determination prior to the scheduled closing date for the Purchase. If Tenant exercises the Purchase Option but fails to consummate the acquisition of the Premises for any reason, Tenant shall pay any Purchase Option Closing Costs incurred notwithstanding the failed closing and the Purchase Option will stay in effect until the end of the Option Term. “Purchase Option Closing Costs” means the reasonable attorneys’ fees, if any, of Landlord and Tenant incurred in connection with the Purchase, the escrow fees and title insurance premium for any policy of title insurance for the Premises obtained by Tenant, the cost of any survey of the Premises obtained by Tenant and the cost of recording the Deed.

D.	“Fair Market Value” shall be determined as follows:

1.

Contemporaneously with delivery of the Notice of Purchase Option Exercise by Tenant to Landlord, Tenant shall also deliver in writing (which may be included in the Notice of Purchase Option Exercise) the purchase price Tenant proposes to purchase

Landlord’s interest in the Premises, which shall be determined in Tenant’s reasonable discretion (“Tenant’s Proposed Price”). Within ten (10) days thereafter, Landlord will notify Tenant of Landlord’s acceptance or rejection of Tenant’s Proposed Price. Failure of Landlord to reject Tenant’s Proposed Price within such ten (10) day period will be deemed Landlord’s acceptance of Tenant’s Proposed Price, which shall then be the Fair Market Value for purposes of this Amendment.

2.	If Landlord and Tenant have not been able to agree on the Fair Market Value within twenty-five (25) days following Landlord’s receipt of the Notice of Purchase Option Exercise, the Fair Market Value for purposes of this Amendment will be determined by the following appraisal process. Landlord and Tenant shall endeavor in good faith to select a single Appraiser. The term “Appraiser” means a State Certified Real Estate Appraiser licensed by the State of Texas to value commercial property. If Landlord and Tenant are able to agree upon and select a single Appraiser, that Appraiser will determine the Fair Market Value.

If Landlord and Tenant are unable to agree upon a single Appraiser within five (5) days after the end of the twenty-five day period, each will then appoint one Appraiser by written notice to the other, given within seven (7) days after the end of the twenty-five day period. Within three (3) days after the two Appraisers are appointed, the two Appraisers will appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed will determine the Fair Market Value. Each party will bear the cost of the Appraiser appointed by it and the parties will share equally the cost of the third Appraiser. In this case, the Fair Market Value will be the average of two of the three appraisals that are closest in amount, and the third appraisal will be disregarded.

3.	“Fair Market Value” shall mean the amount that a willing, unaffiliated buyer and a willing seller, dealing at arms-length, would accept as a purchase price for the Premises, with neither the seller nor buyer being under undue influence to sell or buy the Premises, and based upon the use(s) being made of the Premises as of the date on which Tenant delivers the Notice of Purchase Option Exercise and without regard to any valuation of this Lease.

E.

After delivery of the Notice of Purchase Option Exercise, Tenant shall have reasonable access to the Premises at all reasonable times during normal business hours for the purpose of conducting surveys and architectural, engineering, geotechnical and environmental inspections and tests. Tenant shall bear the cost of all such inspections and tests and shall be deemed the generator with respect to any wastes generated by those tests and shall manage and dispose of such wastes in accordance with all applicable laws and regulations. In connection with Tenant’s due diligence, Landlord will provide to Tenant the operating statement for the Premises for the previous calendar year, certified by an officer of Landlord as being true, complete and correct. Landlord will also provide, without any warranty or representation regarding the truth, accuracy or completeness thereof, copies of the following to the extent related to the Premises and in Landlord’s possession or control: environmental reports or site assessments; Landlord’s most current title insurance information and survey; utility bills; building plans and specifications; licenses, permits and certificates of occupancy; service contracts; and all material correspondence (including notices of violations) to and/or from any government agencies. In conducting any inspections, investigations or tests of the Premises or documents relating thereto, Tenant and its agents and representatives shall (i) not interfere with the operation and maintenance of the Premises or any tenants thereof; (ii) not damage any part of the Premises; (iii) comply with all applicable laws; (iv) not permit any liens to attach to the Premises by reason of the exercise of Tenant’s rights under this Section 3 of this Amendment; and (v) repair any damage to the Premises resulting directly or indirectly from any such inspection or tests. Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Tenant’s inspections or tests permitted under this Section 3 of this Amendment. This indemnity shall survive the termination of the Purchase Option.

F.	Tenant may obtain title insurance or a survey of the Premises, at Tenant’s option and sole cost, and Landlord shall have no obligation to resolve any objections Tenant may have to the matters shown in any title commitment or survey, although Landlord shall cooperate with Tenant in connection with determining the Fair Market Value of the Premises for the purposes of obtaining a title insurance policy and to otherwise comply with this Section 3.

G.	As a condition to Tenant closing the Purchase under this Section 3 of this Amendment, Landlord shall deliver to Tenant the following:

1.	a special warranty deed for the Premises in the form attached to this Amendment as Exhibit A (the “Deed”), executed and acknowledged by Landlord, subject to real estate taxes assessed for the year in which the Purchase takes place; easements, encumbrances and restrictions of record; and matters created by, through or under Tenant;

2.	a bill of sale and assignment (the “Bill of Sale and Assignment”) executed by Landlord conveying to Tenant Landlord’s interest in the tangible and intangible personal property owned by Landlord in connection with the Premises, including, without limitation, all leases by tenants other than Tenant;

3.	a written notice (the “Tenant Notice”) executed by Landlord to be addressed and delivered to the other tenants of the Premises, if any, acknowledging the sale of the Premises to Tenant, acknowledging that Tenant has received and is responsible for the security deposits of the tenants (specifying the exact amount of such security deposit) and indicating that rent should thereafter be paid to Tenant and giving instructions therefor;

4.	a certificate executed by Landlord certifying that Landlord is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;

5.	a closing statement (the “Closing Statement”) executed by Landlord setting forth (A) the tax, rent, utility, service contract and other operating expense prorations as of the closing date between Landlord and Tenant, (B) Purchase Option Closing Costs to be paid by Tenant, (C) credit to Tenant for any security deposits under any leases to other tenants of the Premises and (D) such other cost and expense matters relating to closing as shall be reasonably determined by Landlord and Tenant;

6.	any affidavit as to title and corporate authority documents as may be required by the insuring title company to provide an owner policy of title insurance to Tenant; and

7.	possession of the Premises and all tangible personal property transferred hereunder together with the keys to the Premises.

H.	As a condition to Landlord closing the Purchase under this Section 3 of this Amendment, Tenant shall deliver to Landlord the following:

1.	a counterpart of the Bill of Sale and Assignment executed by Tenant;

2.	a counterpart of the Tenant Notice executed by Tenant, if any;

3.	a counterpart of the Closing Statement executed by Tenant; and

4.	the amounts owed to Landlord as set forth on the Closing Statement.

4. Effect of This Amendment. Except as expressly amended and modified herein, all of the covenants and conditions of the Lease are and remain in full force and effect as therein written. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Lease, the terms and provisions of this Amendment shall prevail and be controlling.

5. Multiple Counterparts. This Amendment may be executed in a number of identical counterparts, including facsimiles thereof. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

6. Governing Law. This Amendment shall in all respects be governed by the laws of the State of Texas.

7. Authority. Tenant and Landlord each represents to the other party that each of the parties executing this Amendment on its behalf is authorized to do so by requisite action of its respective company.

8. Invalid Provisions. If any provision of this Amendment proves to be illegal, invalid or unenforceable, the remainder of this Amendment will not be affected by such finding, and in lieu of each provision of this Amendment that is illegal, invalid or unenforceable, a provision will be added as a part of this Amendment as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

[Signatures contained on the following pages]

Executed this 14th day of December, 2012.

LANDLORD:		TENANT:

SDC BLACKHOLE LP		ADVANCED RIG SERVICES LLC

By:	/s/ Stephen D. Cope	By:	/s/ Stephen D. Cope
Name:	Stephen D. Cope	Name:	Stephen D. Cope
Title:	CEO	Title:	CEO

INTEGRATED DRILLING EQUIPMENT CO.

		By:	/s/ Richard D. Dodson
		Name:	Richard D. Dodson
		Title:	President

Exhibit A

Deed

See attached.

Space Above for County Recorder’s Use

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

When recorded mail to:

Prepared by

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THAT ___________________, a ________________ (“Grantor”), for and in consideration of the sum of ______________ and ___________ Dollars ($_______) cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________, a ________________ (“Grantee”), whose address is __________________________, HAS GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents DOES GRANT, BARGAIN, SELL and CONVEY unto Grantee all of that certain real property situated in _______ County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes (the “Land”), and all buildings, structures, parking areas and other improvements located thereon, together with all related rights and appurtenances, including but not limited to all right, title and interest of Grantor in and to any land lying in the bed of any street, road, highway or alley (whether opened or proposed) adjoining the Land, any water or water rights benefiting the Land, any easements benefiting the Land, and any strips and gores adjoining the Land (the Land and all of such buildings, structures, parking areas and other improvements and other rights and appurtenances being collectively referred to herein as the “Property”).

1

TO HAVE AND TO HOLD the Property unto Grantee, and Grantee’s successors and assigns forever, and Grantor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND all and singular the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject only to the matters listed on Exhibit B attached hereto and made a part hereof for all purposes.

[Signature on following page]

2

EXECUTED to be effective as of the 14th day of December 2012.

GRANTOR:
______________________________, a
_______________________

By:
Name:
Title:

3

STATE OF __________         )

                                                  ) ss.

COUNTY OF ________         )

On this ____ day of _________, 20__, before me a Notary Public in and for said county and state, personally appeared ___________________ as the __________________________ of ______________________, a ___________________, known to me to be the identical person who subscribed his/her name to the foregoing and acknowledged the execution thereof to be his/her voluntary act and deed.

Notary Public

My commission expires:

[seal]

4

Exhibit A

Legal Description

Exhibit B

Permitted Encumbrances